UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2019

COMSTOCK MINING INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2019, Comstock Mining Inc. (the “Company”) entered into a restatement of the Fourth Purchase Agreement Amendment (the “Amendment”) of the Company’s previously announced Membership Interest Purchase Agreement with Tonogold Resources, Inc. (“Tonogold”).

Pursuant to the Amendment, Tonogold will be required to make a payment of $3,625,000 in order to close on the purchase of 50.33% of the membership interests of Comstock Mining LLC. The remainder of the purchase price of $3,925,000, will be deferred and payable between January 2020 and May 2020. The deferred purchase price will be secured by the membership interests. The closing must occur prior to October 15, 2019.

The Company’s option agreement from October 2017 with Tonogold was terminated as of September 18, 2019 pursuant a termination agreement (the “Termination Agreement”).

The Company also entered into a mineral exploration lease with Tonogold effective as of September 16, 2019 (the “Lease”). Pursuant to this ten-year, renewable mineral exploration Lease for the Company’s other mineral properties in Storey County, the Company granted Tonogold the right to explore, develop and mine such properties. Tonogold has committed to exploration expenditures totaling at least $5 million in the first, ten-year term, with the right to extend for a second, ten-year term if Tonogold commits to another $5 million of capital expenditures and the production of a feasibility report. The Lease requires quarterly lease payments and the Company retains a 3% net smelter royalty that adjusts to 1.5% upon and the first anniversary of Tonogold commencing mine production. Tonogold is required to make quarterly payments of $10,000 to the Company under the Lease, in addition to paying all customary maintenance costs of the properties.

The foregoing summaries of the terms of the Amendment, the Termination Agreement and the Lease, are not intended to be exhaustive and are qualified in their entirety by the terms of the Amendment, the Termination Agreement and the Lease, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated by reference herein.

A copy of the press release announcing the transactions contemplated by the Amendment is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.1	Restated Fourth Purchase Agreement Amendment (including the Termination Agreement and the Lease as exhibits)
99.1	Press release (Restated Fourth Amendment)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: September 20, 2019	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: Executive Chairman and Chief Executive Officer